Exhibit (23).1

Consent of Independent Public Accountants








As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-76575 and 333-87659.






/s/ Arthur Andersen LLP
---------------------------
Arthur Andersen LLP


Birmingham, Alabama
March 31, 2000